Exhibit 99.1

NTN Buzztime, Inc. Reports Third Quarter 2020 Results

CARLSBAD, Calif., November 13, 2020 — NTN Buzztime, Inc. (NYSE American: NTN), reported financial results for the third quarter ended September 30, 2020.

“Buzztime is working diligently toward closing two transformative transactions,” said Allen Wolff, CEO of NTN Buzztime. “Under the terms of the previously announced asset purchase agreement with eGames.com Holdings, LLC, we plan to sell all our assets related to our game network to eGames.com. Our goal is to preserve our compelling in-venue experience that engages patrons for Buzztime customer venues and safeguard our large and loyal player and customer base while monetizing our assets. The asset sale will strengthen our balance sheet and improve our financial position for the previously announced proposed merger with Brooklyn Immunotherapeutics LLC, which is advancing clinical development of cytokine-based therapy to enable the immune system to attack certain types of cancer cells. We believe that the proposed merger will benefit both investors of Brooklyn and stockholders of NTN Buzztime. We expect both transactions to close simultaneously in early 2021, subject to Buzztime’s stockholders approving both proposed transactions, the beneficial holders of Brooklyn’s Class A membership units approving the proposed merger, and the satisfaction of other customary closing conditions.”

Financial Results

For the third quarter 2020, total revenues were $1.5 million, up approximately $0.7 million (or 96%) sequentially as compared to the second quarter of 2020, but down from $4.6 million in the third quarter of 2019. The decrease reflects reduced site count, primarily as a result of the termination of our relationships with Buffalo Wild Wings corporate-owned restaurants and its franchisees in November 2019, and the impact of the COVID-19 pandemic on the company’s business, as a substantial number of the bars and restaurants that subscribe to the network suspended their subscriptions for at least a portion of the current year period. Third quarter 2020 operating expense decreased to $2.9 million, from $4.9 million in the third quarter of 2019, reflecting corporate restructuring and cost reductions. Third quarter 2020 net loss attributable to common shareholders was $1.5 million, or $0.50 per share, compared to $351,000, or $0.12 per share, in the prior year quarter.

Liquidity

Cash, cash equivalents and unrestricted cash was $1.7 million at September 30, 2020, compared to $3.2 million at December 31, 2019. In April 2020, the company received $1.6 million under the Paycheck Protection Program of the CARES Act. In November 2020, the Small Business Administration approved the company’s application to forgive $1.1 million of such loan, leaving a note balance of $0.5 million. Also, in September 2020, the company received a bridge loan of $1.0 million from an affiliate of eGames.com in connection with entering into the asset purchase agreement with eGames.com. Outstanding amounts under the bridge loan, if the asset sale closes, will be applied to the purchase price of the asset sale upon closing. At September 30, 2020, the principal balance of the term loan with Avidbank was $725,000, and the company had negative working capital of $137,000. For additional information regarding the company’s liquidity and capital resources, please see the quarterly report on Form 10-Q expected to be filed with the SEC later today.

About Buzztime:

Buzztime (NYSE American: NTN) delivers interactive entertainment and innovative technology that helps its customers acquire, engage and retain its patrons. Most frequently used in bars and restaurants in North America, the Buzztime tablets, mobile app and technology offer engaging solutions to establishments that have guests who experience dwell time, such as casinos, senior living, and more. Casual dining venues license Buzztime’s customizable solution to differentiate themselves via competitive fun by offering guests trivia, card, sports and arcade games. Buzztime’s platform creates connections among the players and venues and amplifies guests’ positive experiences. Buzztime’s in-venue TV network creates one of the largest digital out of home ad audiences in the US and Canada. Buzztime hardware solutions leverages the company’s experience manufacturing durable tablets and charging systems, enabling a diverse group of businesses including corrections, point-of-sale and loyalty with product implementation. Buzztime games have also been recently licensed by other businesses serving other markets. For more information, please visit http://www.buzztime.com or follow us on Facebook or Twitter@buzztime.

Additional Information and Where to Find It

In connection with the proposed merger and asset sale, Buzztime filed relevant materials with the SEC, including a registration statement on Form S-4, that will serve as a proxy statement and prospectus of Buzztime and a consent solicitation statement for the beneficial holders of Brooklyn’s Class A membership units, and will be mailed or otherwise disseminated to Buzztime stockholders and to the beneficial holders of Brooklyn’s Class A membership units if and when it becomes available. INVESTORS AND SECURITY HOLDERS OF BUZZTIME AND BROOKLYN ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BUZZTIME, BROOKLYN, THE PROPOSED MERGER AND ASSET SALE, AND RELATED MATTERS. The proxy statement/prospectus/consent solicitation statement and other relevant materials (when they become available) and any other documents filed by Buzztime with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Buzztime by directing a written request to: NTN Buzztime, Inc, 6965 El Camino Real, Suite 105-Box 517, Carlsbad, California 92009. Investors and security holders are urged to read the proxy statement/prospectus/consent solicitation statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger and asset sale.

Participants in the Solicitation

Buzztime and its directors, executive officers and certain other members of management and employees, Brooklyn and its managers and officers, and eGames.com and its managers and officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the stockholders of Buzztime with respect to the proposed merger and asset sale and related matters. Information about the directors and executive officers of Buzztime, including their ownership of shares of common stock is set forth in Buzztime’s Annual Report on Form 10-K for the year ended December 31, 2019 and Amendment No. 1 thereto, which were filed with the SEC on March 19, 2020 and April 27, 2020, respectively. Additional information regarding the persons or entities who may be deemed participants in the solicitation of proxies from Buzztime stockholders, including a description of their interests in the proposed merger and asset sale, by security holdings or otherwise, are included in the joint proxy statement/prospectus/consent solicitation statement referred to above and other relevant documents to be filed with the SEC when they become available. As described above, these documents will be available free of charge at the SEC’s website or by directing a written request to Buzztime. Neither the managers or officers of Brooklyn nor the managers or officers of eGames.com currently hold any interests, by security holdings or otherwise, in Buzztime.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that are not statements of historical fact and may be identified by terminology such as “expect,” “intend,” “plan,” “believe,” “anticipate,” “may,” “will,” “would,” “should,” “could,” “contemplate,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other similar words. These forward-looking statements include, but are not limited to, statements concerning: the completion of the proposed asset sale and merger and the anticipated timing thereof, the benefits of the proposed asset sale and merger for Buzztime’s stockholders and other stakeholders. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance.

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Actual results could differ materially from those stated or implied in any forward-looking statement as a result of various factors, including, but not limited to: (i) risks that the conditions to the closing of the proposed merger and/or asset sale are not satisfied, including the failure of Buzztime and Brooklyn to timely obtain the requisite stockholder and member approvals for the merger and/or asset sale and related matters, or to meet the net cash and capitalization requirements under the merger agreement, as applicable; (ii) uncertainties as to the timing of the consummation of the proposed merger and asset sale and the ability of each party to consummate the proposed merger and asset sale; (iii) risks related to Buzztime’s and Brooklyn’s ability to manage their respective operating expenses and their expenses associated with the proposed merger and asset sale, as applicable, pending closing; (iv) uncertainties related to the impact of the COVID-19 pandemic on the business and financial condition of Buzztime and the ability of Buzztime and Brooklyn to consummate the merger and Buzztime and eGames.com to consummate the asset sale; (v) Buzztime’s ability to continue to operate as a going concern if the proposed merger or asset sale is not consummated in a timely manner, or at all; (vi) the outcome of any legal proceedings that have been instituted against Buzztime, Brooklyn or others related to the merger agreement and the asset purchase agreement; (vii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of either or both of those agreements; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger or asset sale; and (ix) those risks and uncertainties discussed in Buzztime’s reports filed with the SEC, including its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as other documents that may be filed by Buzztime from time to time with the SEC available at www.sec.gov.

You should not rely upon forward-looking statements as predictions of future events. Buzztime cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication speak only as of the date on which they were made. Buzztime does not undertake any obligation to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date hereof, except as may be required by applicable law or regulation.

IR AGENCY CONTACT: Kirsten Chapman, LHA Investor Relations, buzztime@lhai.com 415-433-3777

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED Consolidated Balance Sheets

(In thousands, except par value amount)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,710	$3,209
Restricted cash	—	50
Accounts receivable, net	132	1,195
Income tax receivable	13	—
Site equipment to be installed	792	1,090
Prepaid expenses and other current assets	146	526
Total current assets	2,793	6,070

Restricted cash, long-term	—	150
Operating lease right-of-use assets	5	2,101
Fixed assets, net	689	2,822
Software development costs, net	1,420	1,915
Deferred costs	85	274
Goodwill	—	696
Other assets	62	97

Total assets	$5,054	$14,125

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$275	$835
Accrued compensation	125	588
Accrued expenses	490	490
Sales taxes payable	14	131
Income taxes payable	—	3
Current portion of long-term debt	1,724	2,739
Current portion of obligations under operating leases	5	409
Current portion of obligations under financing leases	23	21
Current portion of deferred revenue	120	460
Other current liabilities	154	419
Total current liabilities	2,930	6,095

Long-term debt	1,625	—
Obligations under operating leases	—	2,891
Obligations under financing leases	4	20
Deferred revenue	—	2
Other liabilities	—	26
Total liabilities	4,559	9,034

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $0.005 par value, $156 liquidation preference, 156 shares authorized; 156 shares issued and outstanding at September 30, 2020 and December 31, 2019	1	1
Common stock, $0.005 par value, 15,000 shares authorized at September 30, 2020 and December 31, 2019; 2,952 and 2,901 shares issued at September 30, 2020 and December 31, 2019, respectively	15	14
Treasury stock, at cost, 10 shares at September 30, 2020 and December 31, 2019	(456)	(456)
Additional paid-in capital	136,881	136,721
Accumulated deficit	(136,187)	(131,457)
Accumulated other comprehensive income	241	268
Total shareholders’ equity	495	5,091

Total liabilities and shareholders’ equity	$5,054	$14,125

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenues
Subscription revenue	$1,053	$3,723	$3,779	$11,356
Hardware revenue	379	11	421	811
Other revenue	45	846	425	2,471
Total revenues	1,477	4,580	4,625	14,638

Operating expenses:
Direct operating costs (includes depreciation and amortization)	801	1,344	2,364	4,545
Selling, general and administrative	2,068	3,413	6,743	10,303
Impairment of capitalized software	—	51	238	52
Impairment of goodwill	—	—	662	—
Depreciation and amortization (excluding depreciation and amortization included in direct costs)	26	88	189	273
Total operating expenses	2,895	4,896	10,196	15,173
Operating loss	(1,418)	(316)	(5,571)	(535)
Other (expense) income, net	(82)	(16)	826	(189)
Loss before income taxes	(1,500)	(332)	(4,745)	(724)
Income tax benefit (provision)	19	(19)	23	(30)
Net loss	(1,481)	(351)	(4,722)	(754)
Series A preferred stock dividend	—	—	(8)	(8)
Net loss attributable to common shareholders	$(1,481)	$(351)	$(4,730)	$(762)

Net loss per common share – basic and diluted	$(0.50)	$(0.12)	$(1.62)	$(0.27)

Weighted average shares outstanding – basic and diluted	2,936	2,874	2,920	2,870

Comprehensive loss:
Net loss	$(1,481)	$(351)	$(4,722)	$(754)
Foreign currency translations adjustment	1	(18)	(27)	47
Total comprehensive loss	$(1,480)	$(396)	$(4,749)	$(707)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine months ended September 30,
	2020	2019
Cash flows (used in) provided by operating activities:
Net loss	$(4,722)	$(754)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,430	2,191
Provision for doubtful accounts	124	144
Amortization of operating lease right-of-use assets	161	217
Common stock issued for compensation in lieu of cash payment	61	—
Transfer of fixed assets to sales-type lease	—	7
Stock-based compensation	135	172
Gain from the asset sale of Stump! Trivia and OpinioNation	(1,225)	—
Loss from the termination of operating leases	9	—
Loss (gain) from the disposition or sale of assets	511	(5)
Loss from impairment of capitalized software	238	52
Loss from impairment of goodwill	662	—
Amortization of debt issuance costs	12	7
Changes in assets and liabilities:
Accounts receivable	939	222
Site equipment to be installed	51	475
Operating lease liabilities	(154)	(111)
Prepaid expenses and other assets	353	(66)
Accounts payable and accrued expenses	(1,405)	(196)
Income taxes	(16)	4
Deferred costs	189	84
Deferred revenue	(342)	(541)
Other liabilities	(291)	(141)
Net cash (used in) provided by operating activities	(3,280)	1,761

Cash flows used in investing activities:
Capital expenditures	(21)	(111)
Capitalized software development expenditures	(173)	(882)
Proceeds from the sale of equipment	—	29
Net cash used in investing activities	(194)	(964)

Cash flows provided by (used in) financing activities:
Net proceeds from the sale of Stump! Trivia and OpinoNation	1,226	—
Proceeds on long-term debt	2,625	—
Payment on long-term debt	(2,025)	(750)
Debt issuance costs on long-term debt	(3)	—
Principal payments on financing leases	(14)	(39)
Payment of preferred stockholder dividends	(8)	(8)
Payroll taxes remitted on net share settlement of equity awards	(36)	(29)
Net cash provided by (used in) financing activities	1,765	(826)

Effect of exchange rate on cash and cash equivalents	10	27
Net decrease in cash and cash equivalents	(1,699)	(2)
Cash, cash equivalents and restricted cash at beginning of period	3,409	2,786
Cash, cash equivalents and restricted cash at end of period	$1,710	$2,984

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